SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2004

Gateway, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22784	42-1249184
(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA	92678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 471-7000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 15, 2004, Gateway, Inc. (“Gateway”) issued a press release announcing that it intended to sell two series of convertible senior notes for an aggregate principal amount of $250 million. On December 16, 2004, Gateway entered into a definitive agreement to offer and sell $137.5 million aggregate principal amount of 1.50% Senior Convertible Notes due 2009 and $137.5 million aggregate principal amount of 2.00% Senior Convertible Notes due 2011 in a private placement to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. In addition, Gateway has granted the initial purchasers of the notes an option to purchase up to an additional $12.5 million aggregate principal amount of each series of the notes. The offering is expected to close on December 21, 2004. A copy of the press release announcing the foregoing transaction is filed as Exhibit 99 to this report and is incorporated in this report by reference. We are filing the press release to comply with Rule 135c.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99	Press Release issued by Gateway on December 15, 2004 announcing its intention to offer two series of Senior Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY, INC.

Date: December 20, 2004	By:	/s/ Roderick M. Sherwood III
	Name:	Roderick M. Sherwood III
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release issued by Gateway on December 15, 2004 announcing its intention to offer two series of Senior Convertible Notes.